Exhibit 99.1

Tyco Electronics Credit Suisse 2008 Annual Technology Conference Tom Lynch Chief Executive Officer December 3, 2008

Page 2 This presentation contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties, and assumptions. The forward-looking statements in this presentation may include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco Electronics’ business are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco Electronics has no intention and is under no obligation to (and expressly disclaims any such intention or obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 26, 2008, as well as in current reports on Form 8-K filed by Tyco Electronics. Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure is provided, along with a disclosure on the usefulness of the non-GAAP measure, in the Appendix section of this presentation. Forward-Looking Statement / Non-GAAP Measures

Page 3 Tyco Electronics Overview • A global leader in the design and manufacturing of: – High performance passive interconnect solutions – Undersea fiber optic telecommunication systems – Internet Protocol-based private wireless networks • Serving attractive industries • Diverse industry and geographic mix • Global reach and scale • Long history of innovation leadership • Strong cash flow generation and financial flexibility • Growth and margin improvement opportunities

Page 4 Market dynamics should continue to drive above-GDP growth over the long-term Our Business Has Attractive Growth Drivers • Increasing Electronic Content Increasing Electronic Content in the Automobile in the Automobile • Broadband Everywhere Broadband Everywhere • Growing Demand for Energy Growing Demand for Energy • Electronic Devices Electronic Devices Everywhere Everywhere • Aerospace & Defense, Aerospace & Defense, Wireless, Medical Wireless, Medical “Dot Com” Bubble & Bust 27 Year historical CAGR = 6.1% Source: 2007 Connector Market Handbook, Bishop and Associates, Inc. World Connector Market Sales Growth: 1980-2007 100 150 200 250 300 350 400 450 500 550 1980 1983 1986 19 89 1992 1995 1998 2001 2004 2007 Growth Index (1980=100) 100 150 200 250 300 350 400 450 500 550 1980 1983 1986 1989 1992 1995 1998 2001 2004 2007 Growth Index (1980=100)

Page 5 Telecom Networks 20% Energy 8% Industrial 7% Aerospace & Defense 5% Medical 2% Wireless Networks 3% Other 4% Electronic Devices 16% Auto 30% Appliance 5% Broad Industry Participation Infrastructure/ Industrial Markets Infrastructure/ Industrial Markets 45% 45% Consumer Markets Consumer Markets 55% 55% Includes the allocation of distributor sales Includes the allocation of distributor sales

Page 6 2008 Sales - $14.8 Billion Electronic Components 74% Network Solutions 15% Undersea Telecomm 8% Wireless Systems 3% Fiscal 2008 Financial Overview * See Appendi x for description and reconciliation to applicable GAAP measurements 2008 Adj. Operating Income* - $2.1 Billion (14.0% Margin) Electronic Components 75.5% (14.1%) Network Solutions 13.5% (12.8%) Wireless Systems 3% (14.5%) Undersea Telecomm 8% (14.2%) • Adjusted EPS* of $2.67 – up 25% versus FY07 • Free cash flow* of $1.4 billion and $569 million of proceeds from divestitures – excess capital returned to shareholders through dividend and share repurchase • Strong balance sheet

Page 7 Strategic Priorities and Progress to Date • Achieve long-term organic growth of 5 to 7% – Organic Growth of 8% in FY08 • 3% in Electronic Components • Reshape the portfolio – Divested/ exited ~$1.2 billion of revenues to date – $569 million of proceeds • Improve margins by streamlining operations and improving productivity – 14% Adjusted Operating Income margin in FY08 – Initiated 23 plant closings (completed 13) since FY07 • Target acquisitions to accelerate sales and income growth – Focused on divestitures to date – Building a pipeline of potential acquisitions

Page 8 Current Environment • Revenues $2.9 to $3.0 billion Down 12% to 15% organically Down 15% to 20% overall Electronic Components down ~15% • EPS GAAP EPS of $0.19 to $0.23 Adjusted EPS of $0.24 to $0.28 – includes approximately $0.10 of currency losses Q1 Outlook Q1 Outlook • Continue strong cash generation • Reduce overhead $100 million annualized savings • Maximize price to commodity cost spread • Expand and accelerate footprint restructuring Key Actions Key Actions

Appendix

Page 10 NON-GAAP Measures Appendix “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Earnings Per Share,” “Adjusted Operating Margin,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results. “Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s sales. This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. The company has presented its operating income before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges (“Adjusted Operating Income”). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to litigation settlement costs, separation-related costs and restructuring costs and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The company has presented its operating margin before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges (“Adjusted Operating Margin”). The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast. The company has presented adjusted diluted earnings per share, which is earnings per share from continuing operations before unusual items, including costs related to the separation, legal settlements, restructuring costs, loss on retirement of debt and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with earnings per share (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Appendix

Income Reconciliation – Fiscal Year ended September 26, 2008

	U.S. GAAP	Adjustments: Restructuring and Other Charges, Net	Adjustments: Impairment of Goodwill and Long-lived Assets [1]	Adjustments: Tax Items [2]	Adjustments: Other Items, Net [3]	Adjusted Results (Non-GAAP) [4]
	(in millions, except per share data)					
Net sales	$ 14,834	$ -	$ -	$ -	$ -	$ 14,834
Cost of sales	11,064	(9)	-	-	-	11,055
Gross income	3,770	9	-	-	-	3,779
Selling, general, and administrative expenses	1,680	-	-	-	28	1,708
Litigation settlement, net	22	-	-	-	(22)	-
Restructuring and other charges, net	185	(185)	-	-	-	-
Impairment of goodwill and long-lived assets	137	-	(137)	-	-	-
Income from operations	1,746	194	137	-	(6)	2,071
Interest income	32	-	-	-	-	32
Interest expense	(188)	-	-	-	-	(188)
Other income	567	-	-	(518)	-	49
Income from continuing operations before income taxes and minority interest	2,157	194	137	(518)	(6)	1,964
Income taxes	(558)	(14)	(27)	(76)	16	(659)
Minority interest	(5)	-	-	-	-	(5)
Income from continuing operations	$ 1,594	$ 180	$ 110	$ (594)	$ 10	$ 1,300
Basic earnings per share:						
Income from continuing operations	$ 3.30					$ 2.69
Diluted earnings per share:						
Income from continuing operations	$ 3.28					$ 2.67
Weighted-average number of shares outstanding:						
Basic	483					483
Diluted	486					486

[1] Consists of goodwill impairment of $103 million and long-lived asset impairment of $34 million.

[2] In connection with the adoption of FIN 48, the company recorded other income of $545 million pursuant to its tax sharing agreement with Tyco International Ltd. and Covidien Ltd. The company also recorded income of $49 million related to various tax matters, including a tax settlement.

[3] Consists of $22 million of net costs related to the settlement of legacy securities litigation, $36 million gain on the sale of real estate, and $8 million of costs related to a customs settlement.

[4] Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this Appendix.

Tyco Electronics

Page 11

Page 12 Segment Operating Income Reconciliation – Fiscal Year ended September 26, 2008 Appendix Impairment of Restructuring Goodwill Adjusted and Other and Long-lived Tax Other Items, Results U.S. GAAP Charges, Net Assets (1) Items (2) Net (3) (Non-GAAP) (4) Income from Operations: Electronic Components 1,287 $ 166 $ 137 $ - $ (28) $ 1,562 $ Network Solutions 254 23 - - - 277 Undersea Telecommunications 160 5 - - - 165 Wireless Systems 67 - - - - 67 Litigation settlement, net (22) - - - 22 - Total 1,746 $ 194 $ 137 $ - $ (6) $ 2,071 $ (3) Consists of $22 million of net costs related to the settlement of legacy securities litigation, $36 million gain on the sale of real estate, and $8 million of costs related to a customs settlement. (4) Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this Appendix. Adjustments (in millions) (1) Consists of goodwill impairment of $103 million and long-lived asset impairment of $34 million. (2) In connection with the adoption of FIN 48, the company recorded other income of $545 million pursuant to its tax sharing agreement with Tyco International Ltd. and Covidien Ltd. The company also recorded income of $49 million related to various tax matters, including a tax settlement.

Page 13 Free Cash Flow Appendix “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans. The difference reflects the impact from: • net capital expenditures, • voluntary pension contributions, • cash impact of unusual items Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions. In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items. The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission. Cash from Operating Activities Less: Capital Expenditures, net Adjustments: - Voluntary Pension Contributions - Class Action Settlement Free Cash Flow 2008 $ 1,014 (577) $1,373 - 936